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                                   EXHIBIT 21



                                                                  JURISDICTION OF
SUBSIDIARY                                                         INCORPORATION
Benton International, Inc.                                           California
Deutsche Perot Systems GmbH                                           Germany
Doblin Group, Inc.                                                    Illinois
HCL Perot Systems N.V.                                            The Netherlands
HCL Perot Systems Private Ltd.                                         India
HCL Perot Systems Pte. Limited                                       Singapore
HPS America, Inc.                                                     Delaware
Perot Systems A.G.                                                  Switzerland
Perot Systems Asia Pacific Pte Ltd.                                  Singapore
Perot Systems, B.V.                                               The Netherlands
Perot Systems Communication Services, Inc.                            Delaware
Perot Systems (Deutschland) GMBH                                      Germany
Perot Systems Europe (Energy Services), Limited                    United Kingdom
Perot Systems Europe Limited                                       United Kingdom
Perot Systems Field Services Corporation                              Delaware
Perot Systems Financial Services Corporation                          Delaware
Perot Systems Holdings Pte Ltd.                                      Singapore
Perot Systems (Japan) Ltd.                                             Japan
Perot Systems Monaco S.A.M.                                            Monaco
Perot Systems Realty Corporation                                       Texas
Perot Systems S.A. (formerly Perot Systems France) SARL)               France
PSC Energy Corporation                                                Delaware
PSC Government Services Corporation                                   Delaware
PSC Health Care, Inc.                                                 Delaware
RothWell International, Inc.                                           Texas
The Technical Resource Connection, Inc.                               Delaware
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